EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



Board of Directors
The Neptune Society, Inc.
Sherman Oaks, California


We consent to the incorporation of our Independent Auditors' Report dated March 21, 2003, on the financial statements of the Neptune Society, Inc. for the years ended December 31, 2002 and 2001, and to the reference to us as experts, in this Registration Statement on Form SB-2 for the registration of certain shares held by shareholders, and shares issuable in connection with warrants and options outstanding to be filed with the Securities and Exchange Commission on or around December 31, 2003.

STONEFIELD JOSEPHSON, INC.


CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
December 22, 2003